UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2005

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

7401 Snaproll NE
Albuquerque, New Mexico 87109
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2005, SBS Technologies, Inc. (the Company) announced the resignation of Mr. Christopher J. Amenson from his position as Chairman of the Board of Directors, effective September 9, 2005, and that Mr. Amenson will not stand for re-election to the Company's Board of Directors at the 2005 Annual Meeting of Shareholders. In addition, the Company announced that independent director Lawrence A. Bennigson, Ph.D., was elected Chairman of the Board of Directors by the Board following Mr. Amenson's resignation. A summary of Mr. Bennigson's duties as Chairman of the Board of the Company follows:

  Chair all meetings of the Board of Directors and assure quality of Board discussion.

  Lead the Independent Directors.

  Keep the Board and the Independent Directors focused on governance and the duties of the Board.

  Shape the annual Board calendar and meeting agendas.

  Ensure the effective functioning of the committees of the Board.

  Ensure that directors receive the appropriate, accurate, and timely information required for good governance and for the effective and efficient functioning of the committees and the Board.

  Help the Board develop and maintain a sound Board culture.

  Help the Board develop and maintain a sound and effective relationship with the CEO and the management team.

  With the approval of the full Board serve as the spokesperson for the Board, when the full Board determines that a spokesperson for the Board is required.

  Chair the annual shareholder meeting.

  Anticipate extraordinary events and ensure the Board's readiness to deal with them successfully.

Exceptions, additions and other variations to these duties as defined above will be approved by the full Board except in the case of an emergency and the Board cannot be contacted, at least one committee chairman and another Board member can make a temporary decision until the Board can meet.

Executive Officer Compensation

Consistent with the terms of Mr. Amenson's Employment Agreement dated April 11, 2005 (filed as Exhibit 10-cq to SBS' Form 8-K filed on April 13, 2005 and incorporated by reference herein), he will continue to serve as an executive officer of the Company at a base annual salary of $40,000 effective November 17, 2005, reduced from his current base annual salary of $150,000, for his service as Assistant to the Chief Executive Officer for Special Projects through the 2006 Annual Meeting of Shareholders in November 2006.

Compensation for Independent Chairman of the Board of Directors

On September 9, 2005, based upon the recommendation of the Management Development and Compensation Committee of the Board, the Board approved additional compensation of $75,000 per year in cash for any non-executive Chairman of the Board of the Company. As a result, independent director Lawrence A. Bennigson, Ph.D., will be paid $75,000, prorated based on the number of regular meetings of the Board, for his service as Chairman of the Board effective immediately. The compensation will be paid quarterly from the start date, and is in addition to any other compensation otherwise paid for Board service. In addition, Mr. Bennigson will no longer receive compensation for his service as the Lead Director of the Company.

There was no change in other amounts payable to the Company's independent directors. A summary of the compensation paid to all independent directors is disclosed in the Company's 2004 Proxy Statement filed on October 12, 2004 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: September 15, 2005